Exhibit 10.1

1999 EQUITY PLAN
FOR EMPLOYEES OF
ALLIANCE IMAGING, INC. AND SUBSIDIARIES

(As amended and restated December 14, 2007)

1.        PURPOSE OF PLAN

The 1999 Equity Plan, as amended and restated, for Employees of Alliance Imaging, Inc. and Subsidiaries (the “Plan”) is designed:

(a)           to promote the long term financial interests and growth of Alliance Imaging, Inc., a Delaware corporation (the “Company”) and its Subsidiaries by attracting and retaining management and personnel with the training, experience and ability to enable them to make a substantial contribution to the success of the Company’s business;

(b)           to motivate personnel by means of growth-related incentives to achieve long range goals; and

(c)           to further the identity of interests of participants with those of the stockholders of the Company through opportunities for stock or stock-based ownership in the Company.

2.        DEFINITIONS

As used in the Plan, the following words shall have the following meanings:

(a)           “Award” means any right granted under the Plan, including a Stock Option award, a Restricted Stock award, a Restricted Stock Unit award, a Stock Bonus award and a Performance-Based Award.

(b)           “Award Agreement” means an agreement between the Company and a Participant that sets forth the terms, conditions and limitations applicable to an Award.

(c)           “Board of Directors” means the Board of Directors of the Company.

(d)           “Code” means the Internal Revenue Code of 1986, as amended.

(e)           “Committee” means the Compensation Committee of the Board of Directors or another committee of the Board of Directors designated by the Board of Directors to administer the Plan.

(f)            “Common Stock” or “Share” means $.01 par value common stock of the Company.

(g)           “Covered Employee” means an Employee who is, or could be, a “covered employee” within the meaning of Section 162(m) of the Code.

(h)           “Director” means a member of the Board of Directors.

(i)            “Employee” means a person, including an officer, in the regular full-time employment of the Company or one of its Subsidiaries.

(j)            “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(k)           “Fair Market Value” means such value of a Share as reported for stock exchange transactions and/or determined in accordance with any applicable resolutions or regulations of the Committee in effect at the relevant time.

(l)            “Independent Director” means a Director who is not an Employee.

(m)          “Participant” means an Employee, Director, consultant or other person having a unique relationship with the Company or one of its Subsidiaries, to whom one or more Awards have been made and such Awards have not all been forfeited or terminated under the Plan.

(n)           “Performance-Based Award” means an Award granted to selected Covered Employees pursuant to Sections 6 and 7, but which is subject to the terms and conditions set forth in Section 8.  All Performance-Based Awards are intended to qualify as Qualified Performance-Based Compensation.

(o)           “Performance Criteria” means the criteria that the Committee selects for purposes of establishing the Performance Goal or Performance Goals for a Participant for a Performance Period.  The Performance Criteria that will be used to establish Performance Goals are limited to the following: net earnings (either before or after interest, taxes, depreciation and amortization), economic value-added (as determined by the Committee), sales or revenue, net income (either before or after taxes), operating earnings, cash flow (including, but not limited to, operating cash flow and free cash flow), cash flow return on capital, return on net assets, return on stockholders’ equity, return on assets, return on capital, stockholder returns, return on sales, gross or net profit margin, productivity, expense, margins, operating efficiency, customer satisfaction, working capital, earnings per share, price per share of Stock, and market share, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group.  The Committee shall, within the time prescribed by Section 162(m) of the Code, define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period for such Participant.

(p)           “Performance Goals” means, for a Performance Period, the goals established in writing by the Committee for the Performance Period based upon the Performance Criteria.  Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, or an individual.  The Committee, in its discretion, may, within the time prescribed by Section 162(m) of the Code, adjust or modify the calculation of Performance Goals for such Performance Period in order to prevent the dilution or enlargement of the rights of Participants (a) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event, or development, or (b) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions.

(q)           “Performance Period” means the one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance-Based Award.

(r)            “Qualified Performance-Based Compensation” means any compensation that is intended to qualify as “qualified performance-based compensation” as described in Section 162(m)(4)(C) of the Code.

(s)           “Restricted Stock” means restricted shares of Common Stock granted pursuant to Section 6 of the Plan.

(t)            “Restricted Stock Unit” means a right to receive a specified number of shares of Common Stock pursuant to
Section 7(a).

(u)           “Securities Act” means the Securities Act of 1933, as amended and the rules and regulations promulgated thereunder.

(v)           “Stock Bonus” means the right to receive a bonus of Common Stock for past services pursuant to Section 7(b) of the Plan.

(w)          “Stock Options” means the “Non-Qualified Stock Options” described in Section 5.

(x)            “Subsidiary” means any corporation (or other entity) other than the Company in an unbroken chain of entities beginning with the Company if each of the entities, or group of commonly controlled entities, other than the last entity in the unbroken chain, then owns stock (or other equity interest) possessing 50% or more of the total combined voting power of all classes of equity in one of the other entities in such chain.

3.        ADMINISTRATION OF PLAN

(a)           The Plan shall be administered by the Committee.  The members of the Committee shall consist solely of individuals who are both “non-employee directors” as defined by Rule 16b-3 promulgated under the Exchange Act and “outside directors” for purposes of Section 162(m) of the Code, to the extent that the Company and its Employees are subject to Section 16 of the Exchange Act or Section 162(m) of the Code.  The Committee may adopt its own rules of procedure, and the action of a majority of the Committee, taken at a meeting or taken without a meeting by a writing signed by such majority, shall constitute action by the Committee.  The Committee shall have the power, authority and the discretion to administer, construe and interpret the Plan and Award Agreements, to make rules for carrying out the Plan and to make changes in such rules.  Any such interpretations, rules, and administration shall be made and done in good faith and consistent with the basic purposes of the Plan.  Notwithstanding the foregoing, the full Board of Directors, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to all Awards granted to Independent Directors and for purposes of such Awards the term “Committee” as used in this Plan shall be deemed to refer to the Board of Directors.

(b)           The Committee may delegate to the Chief Executive Officer and to other senior officers of the Company its duties under the Plan subject to such conditions and limitations as the Committee shall prescribe except that only the Committee may designate and make Awards to Participants who are subject to Section 16 of the Exchange Act or Section 162(m) of the Code and only the Board of Directors may designate and make Awards to Participants who are Independent Directors.

(c)           The Committee may employ attorneys, consultants, accountants, appraisers, brokers or other persons.  The Committee, the Company, and the officers and Directors of the Company shall be entitled to rely upon the advice, opinions or valuations of any such persons.  Subject to the terms and conditions of the Plan and any applicable Award Agreement, all actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon all Participants, the Company and all other interested persons.  No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Awards, and all members of the Committee shall be fully protected by the Company with respect to any such action, determination or interpretation.

4.        ELIGIBILITY

The Committee may from time to time make Awards under the Plan to such Employees, Directors, consultants, or other persons having a unique relationship with the Company or any of its Subsidiaries, and in such form and having such terms, conditions and limitations as the Committee may determine.  Awards may be granted singly, in combination or in tandem.  The terms, conditions and limitations of each Award under the Plan shall be set forth in an Award Agreement, in a form approved by the Committee, consistent, however, with the terms of the Plan; provided, however, such Award Agreement shall contain provisions dealing with the treatment of Awards in the event of the termination, death or disability of the Participant, and may also include provisions concerning the treatment of Awards in the event of a change in control of the Company.

5.        STOCK OPTION AWARDS

From time to time, the Committee will grant options to purchase Common Stock which are not “incentive stock options,” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.  At the time of grant, the Committee shall determine, and shall have specified in the Stock Option Award Agreement or other Plan rules, the option exercise period, the option exercise price, and such other conditions or restrictions on the grant or exercise of the Stock Option as the Committee deems appropriate.  In addition to other restrictions contained in the Plan and Stock Option Award Agreement, Stock Options granted under this Section 5 (i) may not be exercised more than 10 years after the date granted and (ii) may not have an option exercise price less than 85% of the Fair Market Value of Common Stock on the date the option is granted.  Payment of the option exercise price shall be made in cash or, with the consent of the Committee, in shares of Common Stock (including shares acquired by contemporaneous exercise of other Stock Options), or a combination thereof, in accordance with the terms of the Plan, the Stock Option Award Agreement and any applicable guidelines of the Committee in effect at the time.

6.        RESTRICTED STOCK AWARDS

(a)           The Committee is authorized to make Awards of Restricted Stock to any Participant selected by the Committee in such amounts and subject to such terms and conditions as determined by the Committee.  All Awards of Restricted Stock shall be evidenced by an Award Agreement.

(b)           Restricted Stock shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock).  These restrictions may lapse separately or in combination at such times, pursuant to such circumstances, in such installments, or otherwise, as the Committee determines at the time of the grant of the Award or thereafter.

(c)           The Committee may establish the exercise or purchase price, if any, of any Restricted Stock; provided, however, that such price shall not be less than the par value of a Share on the date of grant, unless otherwise permitted by applicable state law.  The Committee may determine that Participants in the Plan may be awarded Restricted Stock in consideration for past services actually rendered to the Company for its benefit.

(d)           Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of employment or service during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited; provided, however, that the Committee may (i) provide in any Restricted Stock Award Agreement that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of terminations resulting from specified causes, and (ii) in other cases waive in whole or in part restrictions or forfeiture conditions relating to Restricted Stock.

(e)           Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Committee shall determine.  If certificates representing shares of Restricted Stock are registered in the name of the Participant, certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company may, at its discretion, retain physical possession of the certificate until such time as all applicable restrictions lapse.

7.        OTHER TYPES OF AWARDS

(a)           The Committee is authorized to make Awards of Restricted Stock Units to any Participant selected by the Committee in such amounts and subject to such terms and conditions as determined by the Committee.  At the time of grant, the Committee shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate.  At the time of grant, the Committee shall specify the maturity date applicable to each grant of Restricted Stock Units which shall be no earlier than the vesting date or dates of the Award and may be determined at the election of the grantee.  On the maturity date, the Company shall transfer to the Participant one unrestricted, fully transferable Share for each Restricted Stock Unit scheduled to be paid out on such date and not previously forfeited.

(b)           The Committee is authorized to make Awards of Stock Bonuses to any Participant selected by the Committee in such amounts and subject to such terms and conditions as determined by the Committee.  All Awards of Stock Bonuses shall be evidenced by an Award Agreement.

(c)           Except as otherwise provided herein, the term of any Award of a Restricted Stock Unit or Stock Bonus shall be set by the Committee in its discretion.

(d)           The Committee may establish the exercise or purchase price, if any, of any Restricted Stock Unit or Stock Bonus Award; provided, however, that such price shall not be less than the par value of a Share on the date of grant, unless otherwise permitted by applicable state law.  The Committee may determine that Participants in the Plan may be awarded a Restricted Stock Unit or Stock Bonus in consideration for past services actually rendered to the Company for its benefit.

(e)           An Award of a Restricted Stock Unit or Stock Bonus shall only be exercisable or payable while the Participant is an Employee, Director, consultant or person having a unique relationship with the Company, as applicable; provided, however, that the Committee in its sole and absolute discretion may provide that an Award of a Restricted Stock Unit or Stock Bonus may be exercised or paid subsequent to a termination of employment or service, as applicable, or following a change in control of the Company, or because of the Participant’s retirement, death or disability, or otherwise.

(f)            All Awards under this Section 7 shall be subject to such additional terms and conditions as determined by the Committee and shall be evidenced by an Award Agreement.

8.        PERFORMANCE-BASED AWARDS

(a)           Purpose.  The purpose of this Section 8 is to provide the Committee the ability to qualify Awards other than Stock Options and that are granted pursuant to Sections 6 and 7 as Qualified Performance-Based Compensation.  If the Committee, in its discretion, decides to grant a Performance-Based Award to a Covered Employee, the provisions of this Section 8 shall control over any contrary provision contained in Sections 6 and 7; provided, however, that the Committee may in its discretion grant Awards to Covered Employees that are based on Performance Criteria or Performance Goals but that do not satisfy the requirements of this Section 8.

(b)           Applicability.  This Section 8 shall apply only to those Covered Employees selected by the Committee to receive Performance-Based Awards.  The designation of a Covered Employee as a Participant for a Performance Period shall not in any manner entitle the Participant to receive an Award for the period.  Moreover, designation of a Covered Employee as a Participant for a particular Performance Period shall not require designation of such Covered Employee as a Participant in any subsequent Performance Period and designation of one Covered Employee as a Participant shall not require designation of any other Covered Employees as a Participant in such period or in any other period.

(c)           Procedures with Respect to Performance-Based Awards.  To the extent necessary to comply with the Qualified Performance-Based Compensation requirements of

Section 162(m)(4)(C) of the Code, with respect to any Award granted under Sections 6 and 7 which may be granted to one or more Covered Employees, no later than 90 days following the commencement of any fiscal year in question or any other designated fiscal period or period of service (or such other time as may be required or permitted by Section 162(m) of the Code), the Committee shall, in writing, (a) designate one or more Covered Employees, (b) select the Performance Criteria applicable to the Performance Period, (c) establish the Performance Goals, and amounts of such Awards, as applicable, which may be earned for such Performance Period, and (d) specify the relationship between Performance Criteria and the Performance Goals and the amounts of such Awards, as applicable, to be earned by each Covered Employee for such Performance Period.  Following the completion of each Performance Period, the Committee shall certify in writing whether the applicable Performance Goals have been achieved for such Performance Period.  In determining the amount earned by a Covered Employee, the Committee shall have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the Performance Period.

(d)           Payment of Performance-Based Awards.  Unless otherwise provided in the applicable Award Agreement, a Participant must be employed by the Company or a Subsidiary on the day a Performance-Based Award for such Performance Period is paid to the Participant.  Furthermore, a Participant shall be eligible to receive payment pursuant to a Performance-Based Award for a Performance Period only if the Performance Goals for such period are achieved.

(e)           Additional Limitations.  Notwithstanding any other provision of the Plan, any Award which is granted to a Covered Employee and is intended to constitute Qualified Performance-Based Compensation shall be subject to any additional limitations set forth in Section 162(m) of the Code (including any amendment to Section 162(m) of the Code) or any regulations or rulings issued thereunder that are requirements for qualification as qualified performance-based compensation as described in Section 162(m)(4)(C) of the Code, and the Plan shall be deemed amended to the extent necessary to conform to such requirements.

9.        LIMITATIONS AND CONDITIONS

(a)           Subject to Section 11, the number of Shares available for Awards under the Plan shall be 8,025,000 shares of the authorized Common Stock as of the effective date of the Plan.  Unless restricted by applicable law, Shares related to Awards that are forfeited, terminated, canceled or expire unexercised, shall immediately become available for Awards.

(b)           No Participant shall be granted, in any calendar year, Awards to purchase more than 2,000,000 Shares.  The foregoing limitation shall be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 11 and 12.  For purposes of this Section 9(b), if a Stock Option is canceled in the same calendar year it was granted (other than in connection with a transaction described in Section 11 and 12), the canceled Stock Option will be counted against the limit set forth in this Section 9(b).  For this purpose, if the exercise price of a Stock Option is reduced, the transaction shall be treated as a cancellation of the Stock Option and the grant of a new Stock Option.

(c)           No Awards shall be made under the Plan beyond ten years after the effective date of the Plan, as amended and restated on December 14, 2007, but the terms of Awards made on or before the expiration thereof may extend beyond such expiration.  At the time an Award is made or amended or the terms or conditions of an Award are changed, the Committee may provide for limitations or conditions on such Award.

(d)           Nothing contained herein shall affect the right of the Company or any Subsidiary to terminate any Participant’s employment at any time or for any reason.

(e)           Except as otherwise prescribed by the Committee, the amounts of the Awards for any employee of a Subsidiary, along with interest, dividends, and other expenses accrued on deferred Awards shall be charged to the Participant’s employer during the period for which the Award is made.  If the Participant is employed by more than one Subsidiary or by a combination of the Company and a Subsidiary during the period for which the Award is made, the Participant’s Award and related expenses will be allocated between the companies employing the Participant in a manner prescribed by the Committee.

(f)            Other than as specifically provided by will or by the applicable laws of descent and distribution or the terms of any applicable trust, no benefit under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to do so shall be void.  No such benefit shall, prior to receipt thereof by the Participant, be in any manner liable for or subject to the debts, contracts, liabilities, engagements, or torts of the Participant.

(g)           Participants shall not be, and shall not have any of the rights or privileges of, stockholders of the Company in respect of any Shares purchasable or otherwise acquired in connection with any Award unless and until certificates representing any such Shares have been issued by the Company to such Participants; provided, however, that no delay in the issuance of certificates due to be issued hereunder representing any such Shares shall operate to impair or prejudice any Participant’s rights to participate in a corporate transaction providing for the disposition of such Shares.

(h)           No election as to benefits or exercise of Stock Options, Restricted Stock, Restricted Stock Units, Stock Bonuses, Performance-Based Awards or other rights may be made during a Participant’s lifetime by anyone other than the Participant except by a legal representative appointed for or by the Participant.

(i)            Absent express provisions to the contrary, no Award under the Plan shall be deemed “compensation” for purposes of computing benefits or contributions under any retirement plan of the Company or its Subsidiaries and shall not affect any benefits under any other benefit plan of any kind or subsequently in effect under which the availability or amount of benefits is related to level of compensation.  The Plan is not a “Pension Plan” or “Welfare Plan” under the Employee Retirement Income Security Act of 1974, as amended.

(j)            Unless the Committee determines otherwise, no benefit or promise under the Plan shall be secured by any specific assets of the Company or any of its Subsidiaries, nor shall any assets of the Company or any of its Subsidiaries be designated as attributable or allocated to the satisfaction of the Company’s obligations under the Plan.

10.      TRANSFERS AND LEAVES OF ABSENCE

For purposes of the Plan, unless the Committee determines otherwise: (a) a transfer of a Participant’s employment without an intervening period of separation among the Company and any Subsidiary shall not be deemed a termination of employment, and (b) a Participant who is granted in writing a leave of absence shall be deemed to have remained in the employ of the Company or a Subsidiary during such leave of absence.

11.      ADJUSTMENTS

In the event of any change in the outstanding Common Stock (including an exchange for cash) by reason of a stock split, reverse stock split, spin-off, stock dividend, stock combination or reclassification, recapitalization, reorganization, consolidation, merger, change of control, or similar event, the Committee shall adjust appropriately the number and kind of Shares subject to the Plan and available for or covered by Awards and Share prices related to outstanding Awards, and make such other revisions to outstanding Awards as it deems are equitably required.  Any adjustment affecting an Award intended as Qualified Performance-Based Compensation shall be made consistent with the requirements of Section 162(m) of the Code.

12.      MERGER, CONSOLIDATION, EXCHANGE, ACQUISITION, DISTRIBUTION, LIQUIDATION OR DISSOLUTION

In its sole discretion, and on such terms and conditions as it deems appropriate, coincident with or after the grant of any Award, the Committee may provide that such Award cannot be exercised after the consummation of the merger or consolidation of the Company into another corporation, the exchange of all or substantially all of the assets of the Company for the securities of another corporation, the acquisition by another corporation of 80% or more of the Company’s then outstanding shares of voting stock or the recapitalization, reclassification, liquidation or dissolution of the Company, or other adjustment or event which results in shares of Common Stock being exchanged for or converted into cash, securities or other property, and if the Committee so provides, it shall, on such terms and conditions as it deems appropriate in its absolute discretion, also provide, either by the terms of such Award or by a resolution adopted prior to the consummation of such merger, consolidation, exchange, acquisition, recapitalization, reclassification, liquidation or dissolution, that, for some period of time prior to the consummation of such transaction or event, such Award shall be exercisable as to all shares subject thereto, notwithstanding anything to the contrary herein (but subject to the provisions of Section 9(c)) and that, upon the consummation of such event, such Award shall terminate and be of no further force or effect; provided, however, that the Committee may also provide, in its absolute discretion, that even if the Award shall remain exercisable after any such event, from and after such event, any such Award shall be exercisable only for the kind and amount of cash, securities and/or other property, or the cash equivalent thereof (net of any applicable exercise price), receivable as a result of such event by the holder of a number of shares of stock for which such Award could have been exercised immediately prior to such event.

In the event of a “spin-off” or other substantial distribution of assets of the Company which has a material diminutive effect upon the Fair Market Value of the Company’s Common Stock, the Committee shall in its discretion make an appropriate and equitable adjustment to any Award exercise price to reflect such diminution.

13.      AMENDMENT AND TERMINATION

The Committee shall have the authority to make such amendments to any terms and conditions applicable to outstanding Awards as are consistent with the Plan; provided, that, except for adjustments under Section 11 or 12 hereof, no such action shall modify such Award in a manner adverse to the Participant without the Participant’s consent except as such modification is provided for or contemplated in the terms of the Award.  The Board of Directors may amend, suspend or terminate the Plan.

14.      WITHHOLDING TAXES

The Company shall have the right to deduct from any cash payment made under the Plan any federal, state or local income or other taxes required by law to be withheld with respect to such payment.  It shall be a condition to the obligation of the Company to deliver Shares upon the exercise of an Award that the Participant pay to the Company such amount as may be requested by the Company for the purpose of satisfying any liability for such withholding taxes.  Any Award Agreement may provide that the Participant may elect, in accordance with any conditions set forth in such Award Agreement, to pay a portion or all of such withholding taxes in shares of Common Stock (including shares acquired by contemporaneous exercise of other Stock Options).

15.      REGISTRATION

(a)           If the Company shall have filed a registration statement pursuant to the requirements of Section 12 of the Exchange Act, or engaged in a Public Offering (as defined below), (i) the Company shall use reasonable efforts to register the Awards and the Common Stock to be acquired on exercise of the Awards on a Form S-8 Registration Statement or any successor to Form S-8 to the extent that such registration is then available with respect to such Awards and Common Stock and (ii) the Company will use reasonable efforts to file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Securities and Exchange Commission (“SEC”) thereunder, to the extent required from time to time to enable the Participant to sell shares of Common Stock without registration under the Securities Act within the limitations of the exemptions provided under any applicable rule or regulation of the SEC.  Notwithstanding anything contained in this Section 15, the Company may deregister under Section 12 of the Exchange Act if it is then permitted to do so pursuant to the Exchange Act and the rules and regulations thereunder.  Nothing in this Section 15 shall be deemed to limit in any manner otherwise applicable restrictions on sales of Common Stock.

(b)           As used herein the term “Public Offering” shall mean the sale of shares of Common Stock to the public pursuant to a registration statement under the Securities Act which has been declared effective by the SEC (other than a registration statement on Form S-8 or any other similar form) which results in an active trading market in the Common Stock.

16.      EFFECTIVE DATE AND TERMINATION DATES

The Plan as amended and restated by the Board of Directors shall be effective on and as of December 14, 2007 and shall terminate on December 13, 2017, subject to earlier termination by the Board of Directors pursuant to Section 13.  The Plan will be submitted for the approval of the Company’s stockholders within twelve (12) months after the date of the Board’s initial adoption of the Plan.  Awards may be granted prior to such stockholder approval, provided that Awards granted to Independent Directors shall not be exercisable, shall not vest and the restrictions thereon shall not lapse prior to the time when the Plan is approved by the stockholders, and provided further that if such approval has not been obtained at the end of said twelve month period, all Awards previously granted to Independent Directors under the Plan shall thereupon be canceled and become null and void.

17.      SECTION 409A

To the extent that the Committee determines that any Award granted under the Plan is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code.  To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the effective date of the Plan.  Notwithstanding any provision of the Plan to the contrary, in the event that following the effective date of the Plan the Committee determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the effective date of the Plan), the Committee may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance.

* * * * * * * * * *

I hereby certify that the foregoing Plan was duly amended and restated by the Board of Directors of Alliance Imaging, Inc. on December 14, 2007.  Executed on this            day of                             , 2007.

By: Eli Glovinsky
Title: Executive Vice President, General Counsel & Secretary

I hereby certify that the foregoing Plan, as amended and restated herein was approved by the stockholders of Alliance Imaging, Inc. on                             , 2008.  Executed on this            day of                               , 2008.

By: Eli Glovinsky
Title: Executive Vice President, General Counsel & Secretary